Exhibit 99.1

NORTHERN DISTRICT OF TEXAS
ENTERED
TAWANA C. MARSHALL, CLERK
THE DATE OF ENTRY IS
ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed May 1, 2009	/s/ Harlin DeWayne Hale
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§
§
ESPRE SOLUTIONS, INC.,	§	Case No. 09-30572-HDH-11
§
Debtor:	§

ORDER CONFIRMING DEBTOR’S SECOND AMENDED
PLAN OF REORGANIZATION, AS MODIFIED

Came on to be considered this 29th day of April, 2009, the Confirmation Hearing of with regard to the Second Amended Plan of Reorganization [Docket No. 75], filed by Espre Solutions, Inc. (“Debtor”) on March 26, 2009, as modified by the Modifications to Debtor’s Second Amended Plan of Reorganization [Docket No. 91] filed on April 16, 2009, the Second Modification to Debtor’s Second Amended Plan of Reorganization [Docket No. 101] filed on April 22, 2009, and the Third Modification to Debtor’s Second Amended Plan of Reorganization [Docket No. 112] filed on April 24, 2009 (collectively the “Plan Modifications”) and approved by this Court such that the Second Amended Plan of Reorganization includes and incorporates the Plan Modifications (collectively the “Final Plan”).  The Court, after noting that the Second Amended Plan of Reorganization and the Second Amended Disclosure Statement and the Plan Modifications above noted have been transmitted to creditors and parties-in-interest and notice having been given to same in accordance with applicable rules, as noted in this Court’s entry of its findings of fact and conclusions of law in support of this Order, holds that the requirements for confirmation set forth in 11 U.S.C. § 1129 have been satisfied.

Confirmation Order	Page 1 of 4

IT IS THEREFORE:

ORDERED that the Final Plan is confirmed and that the discharge detailed in Section 10.01 of the Final Plan and the permanent injunction detailed in section 10.02 of the Final Plan are approved.  It is further

ORDERED that all subsequent filing deadlines contained therein are approved.  It is further

ORDERED that the objections to confirmation of the Final Plan, if not withdrawn or settled before the entry of this Order, are hereby overruled and denied.  It is further

ORDERED that any applicable governmental unit, be it  federal,  state, local or foreign is hereby directed to accept any and all documents and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Final Plan and this Order.  It is further

ORDERED that all approvals and consents of the Debtor under applicable State law, as may be necessary to implement and carry out the Final Plan, the transactions contemplated thereby and the actions authorized by this Order be, and they hereby are, deemed to be, made or done.  It is further

Confirmation Order	Page 2 of 4

ORDERED that all such actions required to be taken pursuant to the Final Plan shall be deemed to be authorized and approved by this Court including but not limited to: (a) “de-listing” the Debtor as a publicly traded entity; (b) cancellation of all pre-petition equity securities; and (c) issuance of New Espre Common Stock, shall be deemed effective pursuant to applicable law and shall not require any further action by the Debtor, other than as required by the Final Plan.  It is further

ORDERED that all Persons who have claims against the Debtor which arose prior to the Confirmation Date are prohibited from asserting such claims against that Debtor except as provided by the Final Plan or this Order.  It is further

ORDERED that all executory contracts or leases which are addressed in the Final Plan are rejected or assumed as set forth in the Final Plan on the Effective Date as that term is defined in the Plan.  It is further

ORDERED that, based upon the record before the Court, the Debtor and its counsel have acted, and are hereby deemed to have acted, in “good faith” within the meaning of Section 1125(e) of the Bankruptcy Code with respect to all of their activities relating to the solicitation of acceptances for the Plan.  It is further

ORDERED that the Final Plan, which contains minor modifications read into the record at the confirmation hearing, is filed at Docket No. 121 and is incorporated herein by reference as if fully set forth at length.  It is further

Confirmation Order	Page 3 of 4

ORDERED, that the Court will conduct a post-confirmation status conference on November 23, 2009, at 9:30 o’clock a.m., at the United States Bankruptcy Court, Earle Cabell Federal Building - U.S. Courthouse, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242, to determine whether the Debtor has complied with the provisions of this Order.

# # # End of Order # # #

SUBMITTED BY:

E. P. Keiffer (SBN 11181700)
WRIGHT GINSBERG BRUSILOW P.C.
1401 Elm Street, Suite 4750
Dallas, TX 75202
(214) 651-6500
(214) 744-2615 fax
pkeiffer@wgblawfirm.com

ATTORNEYS FOR THE DEBTOR

Exhibit filed at
Docket No. 121

Confirmation Order	Page 4 of 4